Exhibit 99.1

Press Release

Traffix, Inc. Reports Management Transition

Wednesday March 16, 5:34 pm ET

PEARL RIVER, N.Y.–(BUSINESS WIRE)—March 16, 2005—Traffix, Inc. (NASDAQ: TRFX - News), a leading Internet media and marketing company, today reported certain changes to its management team.

Mr. Joshua B. Gillon resigned from the position of Executive Vice President and General Counsel, effective on or about April 15, 2005. The Company reported that after five years of service with Traffix, Mr. Gillon has decided to pursue other business opportunities. John Um, the Company’s Associate General Counsel, will serve as acting General Counsel. Jeffrey Schwartz, the Chief Executive Officer, and Daniel Harvey, the Chief Financial Officer, will assume Mr. Gillon’s other responsibilities on an interim basis.

Commenting on Mr. Gillon’s departure, Mr. Schwartz stated, “Josh has made some very valuable contributions to Traffix during the past five years. He has provided us with solid counsel and a unique perspective. His hard work and experience have helped position us for a new phase of growth. We are grateful for the contribution he has made toward building Traffix into a leader in Internet media and marketing. Josh is a friend and a highly-respected member of our executive management team. We wish him the best of luck in his decision to explore a new career path and in all of his future endeavors.”

Commenting on his departure, Josh Gillon, said, “I have enjoyed my time at Traffix and I am proud to have been a part of a management team that is so focused on building value for shareholders. Traffix has carved out a significant and lucrative market in the Internet media and marketing sector and I am pleased to have had a hand in it. Leaving a company that is successful and performing well is never an easy decision. However, after serious consideration of my personal and professional goals, as well as those of my family, I have decided to make a change. I thank the entire management team of Traffix for their support over the years.”

About Traffix, Inc:

Traffix is a leading Internet media and marketing company that owns and operates a vast network of entertaining web destinations that provide compelling content to millions of consumers. Traffix serves highly targeted advertisements throughout its network via its proprietary ad-serving optimization technology, yielding measurable results for its clients. Traffix is a member of the ESPC division of the NAI, an organization committed to providing consumers with clear explanations of Internet advertising practices. For more information about Traffix, Inc., visit the website @ www.traffixinc.com.

This release contains certain forward-looking statements and information relating to Traffix that are based on the beliefs of Traffix’s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events including estimates and projections about Traffix’s business based on certain assumptions of Traffix’s management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including changes in demand for the Company’s services and products, changes in technology and the regulatory environment affecting the Company’s business, and difficulties encountered in the integration of acquired businesses. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

You may register to receive Traffix’s future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the “Digital Investor Kit(TM)” icon at www.kcsa.com.

Contact:

Traffix, Inc.

Daniel Harvey, CFO, 845-620-1212 Ext. 231

joshg@traffixinc.com

or

KCSA

Todd Fromer/Erika Levy

212-682-6300 Ext. 215/208

tfromer@kcsa.com/elevy@kcsa.com

http://www.kcsa.com